CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as predecessor fund’s auditor under the caption “Financial Highlights” in each Prospectus dated December 22, 2010 for Invesco Van Kampen International Advantage Fund and Invesco Van Kampen International Growth Fund, that are incorporated by reference in the Proxy Statements/Prospectuses in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement of AIM International Mutual Funds (Invesco International Mutual Funds) on Form N-14 (File No. 333-170823).
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen International Advantage Fund and Van Kampen International Growth Fund, in the Statement of Additional Information dated December 22, 2010 of AIM Investment Funds (Invesco Investment Funds), that is incorporated by reference in the Statement of Additional Information in the Amendment.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
December 27, 2010